EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement") dated as of May 9, 2001 (the "Effective Date"), between Enzon, Inc. (the "Company"), a Delaware corporation with offices in Piscataway, New Jersey, and Arthur J. Higgins (the "Executive"), a resident of Libertyville, Illinois.

     WHEREAS, the Company is a biopharmaceutical company engaged in developing advanced therapeutics for life threatening diseases; and

     WHEREAS,   Executive  has  extensive   experience  as  an  executive  of  a
pharmaceutical company; and

     WHEREAS, the Company wishes to employ the Executive to render services for the Company on the terms and conditions set forth in this Agreement, and the Executive wishes to be retained and employed by the Company on such terms and conditions;

     NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Employment. The Company hereby employs the Executive, and the Executive accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

     2. Term. Unless terminated at an earlier date in accordance with Section 9 hereof, the term of the Executive's employment hereunder shall commence on the date agreed upon in writing by Executive and the Chairman (the "Chairman') of the Company's Board of Directors (the "Board"), which date shall be within twenty-one (21) days following the Effective Date or such longer period as may be mutually agreed to in writing by Executive and the Chairman (the
"Commencement Date") and shall extend through such date, not earlier than June 1, 2005, which is twelve (12) months following the date on which either party hereto receives written notice (a "notice of non-renewal") from the other party that such other party does not wish for the term hereof to continue beyond such twelve (12) month period (the "Term"). In the event the Commencement Date does not occur within such twenty-one (21) day period or such mutually agreed upon extended period of time, this Agreement shall terminate and be of no further force or effect and the parties shall have no obligation to each other under this Agreement or otherwise. Subject to possible earlier termination in accordance with Section 9 hereof, unless and until a notice of non-renewal is given by a party, the Term shall always have at least twelve (12) months remaining, and all of the provisions of this Agreement shall continue in full force and effect during such period.

     3. Position and Duties.

     (a) Service with Company. During the term of the Executive's employment, the Executive agrees to perform such employment duties for the Company in an executive and managerial capacity commensurate with the positions of President and Chief Executive Officer of the Company. As President and Chief Executive Officer, Executive shall have the authority and duty generally to supervise and direct the business of the Company, subject to the control and direction of the Board and of any duly authorized Committee of the Board. The Executive


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also agrees to serve as Chairman of the Board of Directors  of the Company,  for
any period during the Term for which he is elected to serve as Chairman of the Board. The Company agrees to cause Executive to be elected to the Company's Board of Directors as of the Commencement Date and to cause Executive to be elected to serve as Chairman of the Board commencing no later than December 31, 2001. Subject to the Company's compliance with applicable legal and listing requirements, the timing and content of the press release announcing Executive's joining the Company shall be subject to the mutual agreement of Executive and the Company.

     (b) Performance of Duties. The Executive agrees to serve the Company faithfully and to the best of his ability and to devote his full time, attention and efforts to the business and affairs of the Company during his employment by the Company. Executive has provided, under separate cover, the Company with the form of Employee Agreement used by Executive's former employer (the "Employee Agreement") which, to the best of Executive's knowledge, is the only agreement which could arguably restrict his employment activities subsequent to the termination of his employment with such former employer. Executive agrees that he will not use on behalf, or for the benefit, of the Company or disclose to the Company any confidential information of or concerning his former employer. It is the Company's intention that Executive not breach any confidentiality or noncompetition agreement he may have with his former employer. Based on his knowledge of his former employer's business and confidential information and the information concerning the Company's business heretofore provided to Executive by the Company or publicly available, to the best of Executive's knowledge, his entering into and performing this Agreement will not constitute a breach of the Employee Agreement or any other obligation of Executive. Executive will not render or perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement. While he remains employed by the Company, the Executive may participate in reasonable charitable activities and personal investment activities so long as such activities do not conflict or interfere with the performance of his obligations under this Agreement. Subject to the prior approval of the Board, subsequent to the first anniversary of the Commencement Date, Executive may join and serve on the board of directors of up to two other companies, provided that such other companies are not competitors of the Company and such service would not interfere with Executive's obligations to the Company hereunder or involve or potentially involve a conflict of interest, as determined by the Board in its discretion.

4.   Compensation.

     (a) Base Salary. As compensation in full for all services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive, less applicable deductions and withholdings, a ratable base salary (the "Base Salary") of Five Hundred Thousand Dollars ($500,000) per year, which Base Salary shall be paid in accordance with the Company's normal payroll procedures and policies for its senior management. The compensation payable to Executive during each year after the first year of the Executive's employment shall be established by the Board or the Compensation Committee thereof following an annual performance review by the Board, but in no event shall the Base Salary for any successive year of the Term be less than the Base Salary in effect during the previous year of the Term.

     (b) Annual Bonus. Commencing with the fiscal year ending June 30, 2002, Executive shall be entitled to participate in the Company's bonus plan for management and any successor bonus plan covering management (the "Bonus Plan"). Under the Bonus Plan, the


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Executive shall be eligible to receive a  performance-based  cash bonus for each year of employment (commencing July 1, 2001) in an amount, and based on individual and/or corporate objectives, targets and factors (and evaluation as to the extent of achievement thereof), to be established and determined by the Board in its discretion following consultation between the Board and Executive prior to, or within sixty (60) days after the commencement of, each fiscal year. Under the Bonus Plan for Executive, (i) the minimum cash bonus shall be zero
(0), (ii) the target cash bonus shall equal 100% of the Base Salary (the "Target Bonus"), and (iii) the maximum cash bonus shall equal 200% of Base Salary. Executive hereby represents and warrants that his accepting employment with the Company will cause him to forfeit a bonus of approximately $500,000 which would have been payable to him by his former employer if he had not resigned his position with such employer. Based upon such representation and warranty and in recognition of such bonus forfeited by Executive, Executive shall be entitled to receive a guaranteed minimum cash bonus in the amount of Seven Hundred Fifty Thousand Dollars ($750,000) for the fiscal year ended June 30, 2002, which bonus shall be payable in July 2002.

     (c) Participation in Benefit Plans. While he is employed by the Company, Executive shall also be eligible to participate in any employee benefit plans or programs which may be offered by the Company to the extent that Executive meets the requirements for each individual plan and in all other plans in which Company executives participate. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. To the extent the Company's group life insurance plan available for Executive provides for a death benefit of less than $2 million and the Company's long-term disability insurance policy provides for an annual disability benefit to Executive of less that $400,000, the Company shall reimburse Executive for an aggregate of up to $10,000 per year to cover Executive's cost of acquiring supplemental group term life insurance and supplemental long-term disability insurance to provide benefits that cover the foregoing deficiencies in coverage under the Company's policies.

     (d) Expenses. The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the Company's normal policies for expense verification. In addition, to be consistent and competitive with industry practice the Company shall pay or reimburse Executive for (i) all reasonable out-of-pocket relocation expenses incurred in Executive's initial relocation from his current residence in Illinois to a residence located within a 50 mile radius of the Company's current executive offices in Piscataway, New Jersey and (ii) for all reasonable transitional living and commuting costs incurred by Executive for the period commencing on the Commencement Date and ending on the earlier of (A) six months after the Commencement Date (or such longer period as agreed to by the Board) and (ii) Executive's relocation to a permanent residence within a 50 mile radius of the Company's current executive offices in Piscataway, New Jersey. The Company will also bear the cost of a corporate country club membership for use by Executive during the Term. Subject to the accuracy of the representations by Executive in the second, third and fifth sentences of Section 3(b) hereof, the Company shall reimburse Executive for all reasonable costs incurred by Executive in defending any action by Executive's prior employer which seeks to prevent or restrict Executive from performing his duties and obligations to the Company hereunder. In addition, the Company will reimburse Executive for up to $20,000 of costs incurred by Executive in contesting any attempt by Executive's former employer to prevent or restrict Executive from exercising vested options for such former employer's common stock, which attempt is based upon Executive joining the Company.


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     (e) Stock Options. Subject to Executive commencing his employment hereunder as the Company's President and Chief Executive Officer on the Commencement Date, Executive shall be granted options to purchase an aggregate of 800,000 shares of Common Stock of the Company, subject to the terms of the Enzon, Inc.
Non-Qualified Stock Option Plan, as amended (the "Option Plan") and the Notice of Option Grant attached hereto as Exhibit A. Except as otherwise provided herein the Option Plan shall govern the terms of the options granted herein. Executive acknowledges that he has received and reviewed a copy of the Option Plan. The exercise price of such options shall be the last reported sale price of a share of Common Stock as reported by the Nasdaq Stock Market on the Commencement Date. Such options shall vest and be exercisable (i) as to 200,000 shares on the Commencement Date (subject to the requirement in the Option Plan that such options not be exercisable for six months after the grant date thereof), and (ii) as to 150,000 shares on each of the first, second, third and fourth anniversaries of the Commencement Date; provided, that such options shall immediately vest and become exercisable (subject to the requirement in the Option Plan that such options not be exercisable for the six months after the grant date thereof) when the last reported sale price of a share of the Common Stock is at least one hundred dollars ($100.00) as reported on the Nasdaq Stock Market for at least twenty (20) consecutive trading days, provided that, except as otherwise provided in Section 10 hereof, Executive is then employed by the Company on a full-time basis as its President and Chief Executive Officer. The price of the Common Stock that triggers accelerated vesting of such options
shall  be  adjusted  for  stock  splits,   stock  dividends  and  other  similar
recapitalization events. Except as otherwise provided in Section 10 hereof, once such options become exercisable they shall remain exercisable until 5:00 p.m. New York City time on the tenth (10th) anniversary of the Commencement Date. In addition, at the discretion of the Board of Directors (or its applicable committee), Executive shall be entitled to receive further grants of stock options, subject to the terms of the Option Plan.

     (f) Restricted Stock. Subject to Executive commencing his employment hereunder as the Company's President and Chief Executive Officer, no later than thirty (30) days after the Commencement Date Executive shall be issued 25,000 shares of common stock of the Company (the "Restricted Stock"), which shares shall vest as to 5,000 shares per year commencing on the first anniversary of the Commencement Date. Executive shall pay $250 to the Company for the Restricted Stock. The grant of the Restricted Stock shall be represented by, and subject to, the terms of the Restricted Stock Agreement annexed hereto as Exhibit B. Prior to the issuance of the Restricted Stock to the Executive, the Company shall cause such issuance to be registered under the Securities Act of 1933, as amended (the "1933 Act"), such that Executive will be able to sell the Restricted Stock without complying with the holding period required under Rule 144 promulgated under the 1933 Act.

     (g) Vacation. Executive shall be entitled to vacations in accordance with the policy of the Company with respect to its senior management, in effect from time to time.

     5. Noncompetition and Confidentiality Covenant.

     (a) Noncompetition. The "Noncompete Period" shall be (i) the Term of this Agreement and (ii) (A) the two (2) year period immediately following termination of Executive's employment with the Company in the event the Company terminates Executive's employment for Cause pursuant to Section 9(a)(iii) hereof or Executive voluntarily terminates his employment (but not any termination by Executive for Good Reason pursuant to Section 9(c) hereof), (B) the period following termination of Executive's employment which is the lesser of


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(x) two (2) years and (y) any period for which  Executive is entitled to receive his Base Salary as severance payments pursuant to Section 10 hereof, in the event Executive's employment is terminated in a manner which entitles him to severance payments under Section 10 hereof or (C) the one (1) year period following termination of Executive's employment with the Company if the Term ends as a result of a notice of non-renewal under Section 2 hereof. In consideration for the compensation payable to Executive pursuant to this Agreement, including without limitation the stock options and Restricted Stock granted to Executive hereunder, during the Noncompete Period, Executive will not directly, or indirectly, whether as an officer, director, stockholder, partner,
proprietor,  associate,  employee,  consultant,   representative  or  otherwise,
become, or be interested in or associated with any other person, corporation, firm, partnership or entity, engaged to a significant degree in (x) developing,
marketing  or  selling  enzymes,   protein-based   biopharmaceuticals  or  other
pharmaceuticals that are modified using polyethylene glycol ("PEG"), (y) developing, marketing or selling single-chain antigen-binding proteins or (z) any technology or area of business in which the Company becomes involved to a significant degree during the term of this Agreement. For purposes of the preceding sentence, to determine whether any entity is engaged in such activities to a "significant degree", comparison will be made to the Company's operations at that time. In other words, an entity will be deemed to be engaged in an activity to a significant degree if the number of employees and/or amount of funds devoted by such entity to such activity would be material to the Company's operations at that time. Notwithstanding anything to the contrary contained herein, Executive shall be entitled to work with or for (i) an entity that is developing, marketing or manufacturing monoclonal antibodies, (ii) a licensee of the Company if the only activities conducted by such licensee that would be covered by the restrictions in this Section 5(a) are conducted pursuant to, and covered by, the license granted by the Company and (iii) an entity that is engaged in a research project that would be covered by the restrictions in this Section 5(a) if such research project is not material to such entity and Executive would have no direct involvement in such research project; provided in the case of employment covered by clauses (ii) and (iii) Executive shall have provided the Board with a detailed description of the proposed employment and
obtained  the  written   consent  of  the  Board  (which  consent  will  not  be
unreasonably withheld) prior to commencing any such employment. Executive is hereby prohibited from ever using any of the Company's proprietary information or trade secrets to conduct any business, except for the Company's business while Executive is employed by the Company as provided in Section 5(b) hereof. The provision contained in the preceding sentence shall survive the termination of Executive's employment pursuant to Section 9 hereof or otherwise. In the event Executive breaches any of the covenants set forth in this Section 5(a), the running of the period of restriction set forth herein shall recommence upon Executive's compliance with the terms of this Section 5(a).

     (b) Confidentiality. Executive recognizes and acknowledges that information relating to the Company's business, including, but not limited to, information relating to patent applications filed or to be filed by the Company, trade secrets relating to the Company's products or services, and information relating to the Company's research and development activities, shall be and remain the sole and exclusive property of the Company and is a valuable, special and unique asset of the Company's business. The Executive will not, during or after the term of his employment by the Company, disclose any such information to any person, corporation, firm, partnership or other entity; provided, however, that, notwithstanding the foregoing, during the term of Executive's employment with the Company, Executive may make such disclosure if such disclosure is in the Company's best interests, is made in order to promote and enhance the Company's business, and sufficient arrangements are made with the person or entity to whom


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such disclosure is made to ensure the  confidentiality  of such disclosure.  The provisions of this Section 5(b) shall survive the termination of Executive's employment pursuant to Section 9 hereof or otherwise.

     (c) Nonsolicitation of Employees. During the Noncompete Period, Executive shall not, directly or indirectly, personally or through others, encourage to leave employment with the Company, employ or solicit for employment, or advise or recommend to any other person, firm, business, or entity that they employ or solicit for employment, any employee of the Company or of any parent, subsidiary, or affiliate of the Company.

     6. Ventures. If, during the term of his employment, the Executive is engaged in or associated with the planning or implementing of any project, program, venture or relationship involving the Company and a third party or parties, all rights in such project, program, venture or relationship shall belong to the Company. Except as approved by the Board, the Executive shall not be entitled to any interest in such project, program, venture or relationship or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to the Executive as provided in this Agreement.

     7. Acknowledgment. Executive agrees that the covenants and agreements contained in Section 5 hereof are the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the Company's interests, properties and business; that irreparable loss and damage will be suffered by the Company should Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability or breach of any such covenants or agreement shall not affect the validity or enforceability of any other such covenant or agreement or any other provision of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to both temporary and permanent injunctions and any other rights or remedies it may have, at law or in equity, to end or prevent a breach or contemplated breach by Executive of any such covenants or agreements.

     (a) Geographic Extent of Executive's Obligations Concerning Section 5. Given the nature of the Company's business, the restrictions contained in
Section 5 cannot be limited to any particular geographic region. Therefore, the obligations of Executive under Section 5 shall apply to any geographic area in which the Company (i) has engaged in business during the Term through its investment or trading activities or otherwise, or (ii) has otherwise established its goodwill, business reputation or any customer or vendor relations.

     (b) Limitation of Covenant. Ownership by Executive, as a passive investment, of less than two percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on Nasdaq shall not constitute a breach of Section 5.

     (c) Blue Pencil Doctrine. If the duration or geographical extent of, or business activities covered by, Section 5 are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.


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     (d) Disclosure. Executive shall disclose to any prospective employer, prior to accepting or continuing employment, the existence of Section 5 of this Agreement and shall provide such prospective employer with a copy of Section 5 of this Agreement. The obligation imposed by this subsection 7(d) shall terminate two years after the end of the Term.

     8. Intellectual Property and Related Matters.

     (a) Disclosure and Assignment. Executive will promptly disclose in writing to the Company complete information concerning each and every product, invention, discovery, practice, process or method, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the Term, or within six months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company ("Developments"). Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all of the Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Executive's right, title and interest in and to any and all of the Developments. At the request of the Company, Executive will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company as the Company shall reasonably request during the period ending one year after the Term.

     (b) Limitation on Section 8(a). The provisions of Section 8(a) shall not apply to any Development meeting the following conditions:

          (i) such Development was developed entirely on the Executive's own time;

          (ii) such Development was made without the use of any Company equipment, supplies, facility or trade secret or customer information;

          (iii) such Development does not relate (A) directly to the business of the Company or (B) to the Company's actual or demonstrably anticipated research or product or customer development; and

          (iv) such Development does not result from any work performed by the Executive for the Company.

     (c) Assistance of Executive. Upon request and without further compensation therefor, but at no expense to Executive, Executive will do all lawful acts, including but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, may be necessary or desirable in enforcing the Company's intellectual property and trade secret rights, and for perfecting, affirming and recording the Company's complete ownership and title thereto.

     (d) Records. Executive will keep complete, accurate and authentic accounts, notes, data and records of the Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon the earlier of its request or the conclusion of his employment, Executive will promptly surrender same to it.

     (e)  Copyrightable   Material.   All  right,  title  and  interest  in  all
copyrightable material that Executive shall conceive or originate, either individually or jointly with others, and which


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arise out of the  performance  of this  Agreement,  will be the  property of the
Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefor, but at no expense to Executive, Executive shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by Executive for the Company in performing his responsibilities under this Agreement shall be considered "works made for hire," as defined in the U.S. Copyright Act.

     (f) Know-How and Trade Secrets. All know-how and trade secret information conceived or originated by Executive that arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

     9. Termination of Employment.

     (a) Grounds for Termination. Executive's employment pursuant to this Agreement shall terminate prior to the expiration of the Term in the event that at any time:

          (i) Executive dies,

          (ii) Executive becomes disabled (as defined below), so that he cannot perform the essential functions of his position with or without reasonable accommodation,

          (iii) The Board elects to terminate Executive's employment for "Cause" and notifies Executive in writing of such election, or

          (iv) The Board elects to terminate Executive's employment without "Cause" and notifies Executive in writing of such election.

     If  Executive's  employment is  terminated  pursuant to clause (i), (ii) or
(iii) of this Section 9(a), such termination shall be effective immediately. If Executive's employment is terminated pursuant to subsection (iv) of this Section 9(a), such termination shall be effective 30 days after delivery of the notice of termination.

     (b) "Cause" Defined. "Cause" shall mean (i) the willful engaging by Executive in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company, (ii) Executive's refusal to attempt to perform his obligations to the Company hereunder (other than any such failure resulting from illness or incapacity), which refusal is demonstrably and materially injurious to the Company or (iii) Executive's breach of his obligations under this Agreement, which breach is demonstrably and materially injurious to the Company. For purposes of this Section 9(b), no act or failure to act on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action of omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until the Company delivers to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (not including Executive) at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive engaged in conduct set forth above and specifying the particulars thereof in reasonable detail.

     (c) Termination by Executive for Good Reason. Executive's employment pursuant to this Agreement may terminate prior to the expiration of the Term in the event Executive has a "Good Reason" to terminate his employment, which shall mean the following:

          (i) Any material adverse change in Executive's status or position as an officer of the Company, including, without limitation, any material adverse change in Executive's status or position as a result of a diminution in Executive's duties, responsibilities or authority as of the Commencement Date (or any status or position to which Executive may be promoted after the Commencement Date) or the assignment to Executive of any duties or responsibilities which are inconsistent with Executive's status or position, or any removal of Executive from or any failure to reappoint or reelect Executive to such positions; or

          (ii) The failure by the Board to elect Executive Chairman of the Board by December 31, 2001; or

          (iii) The failure of the Board to continue to maintain Executive as Chairman of the Board at all times subsequent to his initial election thereof through the remaining Term; or

          (iv) The failure of the Board to nominate Executive for reelection to the Board and recommend to the Company's stockholders that they vote in favor of Executive's reelection to the Board upon expiration of Executive's term on the Board at any time during the Term; or

          (v) A reduction in Executive's annual Base Salary as the same may be increased from time to time; or

          (vi) A reduction in the Target Bonus which could be paid to Executive under the Bonus Plan below 100% of Executive's Base Salary (provided that the Company's failure to actually award any bonus to Executive, except for the guaranteed bonus for the fiscal year ending June 30, 2002 under Section 4(c), or the Company's actually awarding a bonus to Executive which is less than the Target Bonus, shall not constitute Good Reason); or

          (vii) The material breach by the Company of its obligations under this Agreement; or

          (viii) The relocation of the Company's principal executive offices to a location more than thirty-five (35) miles from the location of such offices or the Company requiring Executive to be based anywhere other than the Company's principal executive offices, except for required travel substantially consistent with Executive's business obligations.

     Prior to the Executive being permitted to terminate his employment for Good Reason, the Company shall have sixty (60) days to cure any such alleged breach, assignment, reduction or requirement, after Executive provides the Company written notice of the actions or omissions constituting such breach, assignment, reduction or requirement.

     (d) "Change of Control" Defined. Change of Control means the following:

          (i) "Board Change" which, for purposes of this Agreement, shall have occurred if, over any twenty-four month period, a majority of the seats (other than vacant seats) on the Company's Board were to be occupied by individuals who were neither (A) nominated by at least one-half (1/2) of the directors then in office nor (B) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined herein) other than the Board, or

          (ii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding voting securities of the Company (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any public offering or private placement by the Company of its voting securities; or

          (iii) a merger or consolidation of the Company with another entity in which neither the Company nor a corporation that, prior to the merger or consolidation, was a subsidiary of the Company, shall be the surviving entity; or

          (iv) a merger or consolidation of the Company following which either the Company or a corporation that, prior to the merger or consolidation, was a subsidiary of the Company, shall be the surviving entity and a majority of the Outstanding Company Voting Securities is owned by a Person or Persons who were not "beneficial owners" of a majority of the Outstanding Company Voting Securities immediately prior to such merger or consolidation; or

          (v) a voluntary or involuntary liquidation of the Company; or

          (vi) a sale or disposition by the Company of at least 80% of its assets in a single transaction or a series of transactions (other than a sale or disposition of assets to a subsidiary of the Company in a transaction not involving a Change of Control or a change in control of such subsidiary).

     Transactions in which the Executive is part of the acquiring group do not constitute a Change of Control.

     (e) "Disabled" Defined. As used in this Agreement, the term "disabled" means any mental or physical condition that renders Executive unable to perform the essential functions of his position, with or without reasonable accommodation, for a period in excess of 180 days.

     (f) Surrender of Records and Property. Upon termination of his employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, lists, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

     10. Effect of Termination.

     (a)   Termination   Without  Cause  or  for  Good  Reason  Prior  to  Third
Anniversary.

     In the event the Company terminates Executive's employment as the Company's President and Chief Executive Officer without Cause pursuant to Section 9(a)(iv) hereof or Executive terminates such employment for Good Reason pursuant to
Section 9(c) hereof, prior to the third anniversary of the Commencement Date,

          (i) Executive shall receive cash payments equal to the remainder of his Base Salary which would otherwise be payable during the period commencing as of the date of such termination and ending on the fourth anniversary of the Commencement Date;

          (ii) Executive shall receive cash payments equal to the aggregate of the Target Bonuses (based on the Base Salary at the time of such termination) which would have been payable for each of the fiscal years ending on June 30 of 2002, 2003, 2004 and 2005, except that no such Target Bonus payment will be made for any fiscal year ending prior to such termination to the extent a bonus for such fiscal year was determined (either before or after such termination) and paid to Executive or a determination was made (either before or after such termination) that no bonus was payable to Executive for such fiscal year;

          (iii) if Executive, and any spouse and/or dependents ("Family Members") has medical and dental coverage on the date of such termination under a group health plan sponsored by the Company, the Company will reimburse Executive for the total applicable premium cost for medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. Sections 1161-1168; 26 U.S.C. Section 4980B(f), as amended, and all applicable regulations (referred to collectively as "COBRA") for Executive and his Family Members for a period of up to eighteen (18) months commencing on the date of such termination; provided, that the Company shall have no obligation to reimburse Executive for the premium cost of COBRA coverage as of the date Executive and his Family Members become eligible to obtain comparable benefits from a subsequent employer;

          (iv) Executive shall receive cash payments equal to any unpaid Base Salary through the date of termination;

          (v) the Restricted Stock granted to Executive pursuant to Section 4(f) hereof shall vest immediately upon termination;

          (vi) all options granted to Executive pursuant to Section 4(e) hereof which have not vested at the time of such termination will terminate as of the date of such termination and will be of no further force or effect; provided however that a pro rated portion (based on the portion of the year between anniversaries of the Commencement Date during which Executive is employed by the Company) of the tranche of unvested options which were scheduled to vest on the anniversary of the Commencement Date immediately following the date of such termination shall vest;

          (vii) all options granted to Executive pursuant to Section 4(e) hereof which have vested at the time of such termination will remain exercisable until their expiration dates; and

          (viii) Executive shall continue to be entitled to any deferred compensation and other unpaid amounts and benefits earned and vested prior to Executive's termination.

     (b) Termination For Cause. In the event the Company terminates Executive's employment as the Company's President and Chief Executive Officer for Cause pursuant to Section 9(a)(iii) hereof, (i) Executive shall be entitled to receive payment of his Base Salary through the date of termination, (ii) Executive shall continue to be entitled to any deferred compensation and other unpaid amounts and benefits earned and vested prior to Executive's termination, (iii) all options granted to Executive pursuant to Section 4(e) hereof which have vested prior to the date of Executive's termination shall remain exercisable for a period of six months following Executive's termination, (iv) all options granted to Executive pursuant to Section 4(e) hereof which have not vested prior to the date of Executive's termination will terminate as of the date of such termination and will be of no further force and effect, and (v) Executive will forfeit all unvested Restricted Stock granted to Executive pursuant to Section 4(f) hereof.

     (c) Death. In the event Executive's employment as the Company's President and Chief Executive Officer is terminated as a result of Executive's death, (i) Executive's estate or Executive's duly designated beneficiaries shall be entitled to payment of his Base Salary through the date of Executive's death,
(ii) Executive's estate or Executive's duly designated beneficiaries shall be entitled to a pro rata amount of the Target Bonus (based on the Base Salary at the time of death) for the fiscal year in which he dies, (iii) all unvested Restricted Stock granted to Executive pursuant to Section 4(f) hereof shall vest immediately upon Executive's death, (iv) the options granted to Executive pursuant to Section 4(e) hereof which have not vested as of the date of Executive's death shall continue to vest in accordance with the vesting schedule set forth in Section 4(e) hereof, and shall remain exercisable (together with any options granted under Section 4(e) which had previously vested), until the earlier of (A) three years from the date of death and (B) the end of the remaining exercise term of such options set forth in Section 4(e) hereof, and
(v) Executive's estate or Executive's duly designated beneficiaries shall continue to be entitled to any deferred compensation and other unpaid amounts and benefits earned and vested prior to Executive's death. If Executive's Family Members have medical and dental coverage on the date of such termination under a group health plan sponsored by the Company, the Company will reimburse such Family Member for the total applicable premium cost for medical and dental coverage under COBRA for such Family Members for a period of up to thirty-six
(36) months commencing on the date of such termination; provided the Company shall have no obligation to reimburse such Family Members for the premium cost of COBRA coverage as of the date they become eligible to obtain comparable benefits from another employer.

     (d) Disability. Upon termination of Executive's employment as the Company's President and Chief Executive Officer on account of Executive's disability pursuant to Section 9(a)(ii) hereof, (i) Executive shall be entitled to payment of his Base Salary through the commencement of long term disability payments to Executive under any plan provided or paid for by the Company, (ii) Executive shall be entitled to a pro rata amount of the Target Bonus (based on the Base Salary at the time of such termination) for the fiscal year in which his employment is terminated, (iii) Executive shall be entitled to all compensation and benefits to which Executive is entitled pursuant to the Company's disability policies in effect as of the date of Executive's termination, (iv) all unvested Restricted Stock granted to Executive pursuant to Section 4(f) hereof shall vest immediately upon such termination, (v) the options granted to Executive pursuant to Section 4(e) hereof which have not vested as of the date of such termination shall continue to vest in accordance with the vesting schedule set forth in
Section 4(e) hereof, and shall remain exercisable (together with any options granted under Section 4(e) which had previously vested), until the earlier of
(A) three years from the date of such termination of Executive's  employment and
(B) the end of the remaining exercise term of such options set forth in Section 4(f), hereof and (vi) Executive shall continue to be entitled to any deferred compensation and other unpaid amounts and benefits earned and vested prior to Executive's termination. If Executive and his Family Members have medical and dental coverage on the date of such termination under a group health plan sponsored by the Company, the Company will reimburse Executive for the total applicable premium cost for medical and dental coverage under COBRA for Executive and his Family Members for a period of up to eighteen (18) months commencing on the date of such termination; provided the Company shall have no obligation to reimburse Executive and his Family Members for the premium cost of COBRA coverage as of the date they become eligible to obtain comparable benefits from another employer.

     (e) Voluntary Resignation. In the event Executive voluntarily terminates his employment as the Company's President and Chief Executive Officer, other than for Good Reason, or delivers to the Company a notice of non-renewal of this Agreement pursuant to Section 2 hereof, (i) Executive shall be entitled to receive payment of his Base Salary through the date of termination, (ii) Executive shall continue to be entitled to any deferred compensation and other unpaid amounts and benefits earned and vested prior to Executive's termination,
(iii) all options granted to Executive pursuant to Section 4(e) hereof which have vested prior to the date of such termination shall remain exercisable for a period of six months following such termination, (iv) all options granted to Executive pursuant to Section 4(e) hereof which have not vested prior to the date of such termination will terminate as of the date of such termination and will be of no further force and effect, and (v) Executive will forfeit all unvested Restricted Stock granted to Executive pursuant to Section 4(f) hereof.

     (f) Termination Without Cause or For Good Reason Subsequent to Third Anniversary. In the event the Company terminates Executive's employment as the Company's President and Chief Executive Officer without Cause pursuant to
Section 9(a)(iv) hereof or Executive terminates such employment for Good Reason pursuant to Section 9(c) hereof, after the third anniversary of the Commencement Date,

          (i) Executive shall receive cash payments equal to his annual Base Salary at the time of such termination.

          (ii) Executive shall receive a cash payment equal to the Target Bonus (based on the Base Salary at the time of such termination) under the Bonus Plan for the fiscal year during which such termination occurs;

          (iii) if Executive and his Family Members have medical and dental coverage on the date of such termination under a group health plan sponsored by the Company, the Company will reimburse Executive for the total applicable premium cost for medical and dental coverage under COBRA for Executive and his Family Members for a period of up to eighteen (18) months commencing on the date of such termination; provided, that the Company shall have no obligation to reimburse Executive for the premium cost of COBRA coverage as of the date Executive and his Family Members become eligible to obtain comparable benefits from a subsequent employer;

          (iv) Executive shall receive cash payments equal to any unpaid Base Salary through the date of such termination;

          (v) Executive shall receive a cash payment equal to a pro rata amount of the Target Bonus (based on the Base Salary at the time of such termination) for the fiscal year during which termination occurs;

          (vi) all Restricted Stock granted to Executive pursuant to Section 4(f) hereof shall vest immediately upon termination;

          (vii) all options granted to Executive pursuant to Section 4(e) hereof which have not vested at the time of such termination will terminate as of the date of such termination and will be of no further force or effect; provided however that a pro rated portion (based on the portion of the year between anniversaries of the Commencement Date during which Executive is employed by the Company) of the tranche of unvested options which were scheduled to vest on the anniversary of the Commencement Date immediately following the date of such termination shall vest;

          (viii) all options granted to Executive pursuant to Section 4(e) hereof which have vested at the time of such termination will remain exercisable until their expiration dates; and

          (ix)  Executive   shall  continue  to  be  entitled  to  any  deferred
     compensation and other unpaid amounts and benefits earned and vested prior to Executive's termination.

     (g) Termination Without Cause or For Good Reason In Connection With A Change in Control. In the event the Company terminates Executive's employment as the Company's President and Chief Executive Officer without Cause pursuant to
Section 9(a)(iv) hereof or Executive terminates such employment for Good Reason pursuant to Section 9(c) hereof within the period which commences ninety (90) days before and ends two (2) years following a Change in Control, in lieu of the provisions of Section 10(a) or 10(f) above,

          (i) Executive shall receive cash payments equal to any unpaid Base Salary through the date of termination, plus an amount equal to the pro rated portion of the

     Target Bonus (based on the Base Salary at the time of such termination) which would have been payable to Executive for the fiscal year during which such termination occurs;

          (ii) Executive shall receive cash payments equal to three times the sum of the following: (1) his Base Salary at the time of such termination and (2) the Target Bonus (based on the Base Salary at the time of such termination) for the fiscal year in which such termination occurs,

          (iii) if Executive and his Family Members have medical and dental coverage on the date of such termination under a group health plan sponsored by the Company, the Company will reimburse Executive for the total applicable premium cost for medical and dental coverage under COBRA for Executive and his Family Members for a period of up to eighteen (18) months commencing on the date of such termination and will continue to pay Executive an amount equal to such COBRA reimbursement during the eighteen
     (18) month period following such initial eighteen (18) month period after such termination; provided, that the Company shall have no obligation to reimburse Executive for the premium cost of COBRA coverage as of the date Executive and his Family Members become eligible to obtain comparable benefits from a subsequent employer;

          (iv) all Restricted Stock granted to Executive pursuant to Section 4(f) hereof shall vest immediately upon such termination; (v) the options granted to Executive pursuant to Section 4(e) hereof shall be fully vested and shall remain exercisable until their expiration dates; and

          (vi)  Executive   shall  continue  to  be  entitled  to  any  deferred
     compensation and other unpaid amounts and benefits earned and vested prior to Executive's termination.

     In the event the Executive becomes entitled to payments under this Section 10(g), the Company shall cause its independent auditors promptly to review, at the Company's expense, the applicability of Section 4999 of the Internal Revenue Code (the "Code") to such payments. If such auditors shall determine that any payment or distribution of any type by the Company to Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional cash payment (a "Gross-Up Payment") within 30 days of such determination equal to an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Executive would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, Executive's tax rate shall be deemed to be the highest statutory marginal state and Federal tax rate (on a combined basis) (including his share of F.I.C.A. and Medicare taxes) then in effect. If no determination by the Company's auditors is made prior to the time a tax return reflecting the Total Payments is required to be filed by Executive, Executive will be entitled to receive a Gross-Up Payment calculated on the basis of the Total Payments reported by Executive in such tax return, within 30 days of the filing of such tax return. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than is determined by the Company's independent auditors or reflected in Executive's tax return pursuant to this Section 10(g), the Executive shall be entitled to receive the full Gross-Up Payment calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority from the Company within 30 days of such determination.

     (h) All payments  made to Executive  under any of the  subsections  of this
Section 10 which are based upon Executive's salary or bonus shall be made at times and in a manner which is in accordance with the Company's standard payroll practices for senior management;provided that any such payments which are still owed to Executive under Section 10(g) hereof as of the second anniversary of the termination of Executive's employment under Section 10(g) hereof shall be paid to Executive within thirty (30) days after such second anniversary date.

     11. Miscellaneous.

     (a) Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

     (b) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

     (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns. The Company will require its successors to expressly assume its obligations under this Agreement.

     (e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, and provided that such assignment arises by operation of law or involves an express written assumption by the assignee, the Company shall be immediately released and discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement.

     (f) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by Executive shall constitute a waiver of any other right or breach by Executive.

     (g) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

Address for the Executive:

                    Arthur J. Higgins
                    5501 Churchill Lane
                    Libertyville, Illinois 60048

Address for the Company:

                    Enzon, Inc.
                    20 Kingsbridge Road
                    Piscataway, New Jersey 08854
                    Attn:  Corporate Secretary

Any party may change the address set forth above by notice to each other party given as provided herein.

     (h) Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (i) Governing Law. ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

     (j) Resolution of Certain Claims - Injunctive Relief. The Executive acknowledges that it would be difficult to fully compensate the Company for damages resulting from any breach by him of the provisions of this Agreement. Accordingly, the Executive agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of Sections 5 through 8 or 9(f) by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor, and without the necessity of proving actual damages, and the Company shall be entitled to recover from the Executive its reasonable attorneys' fees and costs in enforcing the provisions of Sections 5 through 8 or 9(f).

     (k) Arbitration. Except as otherwise specifically provided for hereunder, any claim or controversy arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in accordance with the laws of the State of New Jersey. Such arbitration shall be conducted in the State of New Jersey in accordance with the rules then existing of the American

Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event of any dispute arising under this Agreement, the respective parties shall be responsible for the payment of their own legal fees and disbursements.

     (l) Board Approval. On or prior to the Effective Date, the Company shall provide Executive with a copy of the duly adopted resolutions of its Board approving the terms of this Agreement, electing Executive to the positions of President and Chief Executive Officer effective as of the Commencement Date and electing Executive to the Board effective as of the Commencement Date.

     (m) Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

     (n) Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the Effective Date.


ENZON, INC.


By:
   -------------------------------------------
     Kenneth J. Zuerblis, Vice President,
     Finance and Chief Financial Officer



By:
   -------------------------------------------
     Randy H. Thurman
     Chairman of the Board



By:
    ------------------------------------------
     Dr. Rosina Dixon
     Chairperson of the Governance Committee





----------------------------------------------
     Arthur J. Higgins

                                                                       Exhibit A

Certificate No.                                      Optionee: Arthur J. Higgins
                ------------                                   -----------------

No. of options: 800,000        Date granted:                     Price:
                -------                      --------------             --------

     This Option is granted pursuant to the employment agreement dated as of [ ] (the "Employment Agreement") between the Optionee and Enzon Inc. (the "Company"). The Optionee acknowledges receipt of a copy of the Enzon Non-Qualified Stock Option Plan, as Amended (the "Plan"), and represents that he is familiar with the terms and provisions of the Plan and the Employment Agreement. The Optionee hereby accepts this Option and agrees that except as otherwise provided in the Employment Agreement the Option Plan shall govern the terms of the options granted herein. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Compensation Committee or the Board of Directors upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Optionee authorizes the Company to withhold, in accordance with applicable law from any regular cash compensation payable to him, any taxes required to be withheld by the Company under Federal, state or local law as a result of his exercise of this Option. The Company, in its sole and absolute discretion, may allow Optionee to satisfy Optionee's federal and state income tax withholding obligations upon exercise of the Option by (i) having the Company withhold a portion of the shares of common stock otherwise to be delivered upon exercise of the Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its common stock other than the shares issuable upon exercise of the Option with a fair market value equal to such taxes, in accordance with such rules.


Dated: [     ]

                                                 ENZON, INC.


                                                 By:
                                                    ---------------------------
                                                     Name:
                                                     Title:


                                                 Optionee:


                                                 --------------------------
                                                 Arthur J. Higgins



                                    Exhibit A

                                                                       Exhibit B

                        RESTRICTED STOCK AWARD AGREEMENT

     THIS AGREEMENT, made as of this ____ day of [ ], 2001, by and between Enzon, Inc., a Delaware corporation (the "Company"), and Arthur J. Higgins ("Executive").

     WITNESSETH, THAT:

     WHEREAS, The Company wishes to grant a restricted stock award to Executive;

     NOW, THEREFORE, In consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Award

     The Company, effective as of the date of this Agreement, hereby grants to Executive a restricted stock award of 25,000 shares (the "Shares") of common stock of the Company (the "Common Stock") (against Executive's payment of $250 representing the par value thereof), subject to the terms and conditions set forth herein and to the terms of the Employment Agreement between the Company and Executive, dated as of May __, 2001 (the "Employment Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

     2. Vesting

     Subject to the terms and conditions of this Agreement and Section 10 of the Employment Agreement, the Executive's Shares shall vest according to the following schedule:

       Years of Service by Executive as an
     Employee of the Company Following Grant        Vested Percentage
     ---------------------------------------        -----------------

                        0                                  0%

                        1                                  20%

                        2                                  40%

                        3                                  60%

                        4                                  80%

                        5                                  100%

For purposes of this Section 2, years of service by Executive as an employee of the Company shall begin to accrue on [ ], 2001. One year of service shall consist of twelve (12) full calendar months of service. Any temporary absence from employment in excess of six (6) months shall not be considered as years of service.

                                    EXHIBIT B

     3. Restriction on Transfer

     Until any group of Shares vests pursuant to Sections 2 or 4 hereof, none of such Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer such Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such Shares.

     4. Early Vesting; Forfeiture

     (a) Nonvested Shares may vest on an accelerated basis in accordance with the provisions of Section 10 of the Employment Agreement

     (b) Nonvested  Shares may be forfeited in accordance with the provisions of
Section 10 of the Employment Agreement.

     5. Issuance and Custody of Certificate

     (a) The Company  shall  cause to be issued one or more stock  certificates,
registered  in  the  name  of  Executive,   evidencing  the  Shares.  Each  such
certificate shall bear the following legends:

     "The shares of common stock represented by this certificate are subject to forfeiture, and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in an Employment Agreement entered into between Enzon, Inc. and the registered owner of such shares dated May __, 2001 and a Restricted Stock Award Agreement entered into between Enzon, Inc. and the registered owner of such shares. Copies of the Employment Agreement and Restricted Stock Award Agreement are on file in the office of Enzon, Inc."

     (b) Executive shall cause stock powers relating to the Shares executed by Executive to be delivered to the Company.

     (c) Each certificate issued pursuant to Section 5(a) hereof, together with the stock powers relating to the Shares, shall be deposited by the Company with the Secretary of the Company or a custodian designated by the Secretary. The Secretary or such custodian shall issue a receipt to Executive evidencing the certificate or certificates held which are registered in the name of Executive.

     (d) After any Shares subject to this Agreement vest pursuant to Sections 2 or 4(b) hereof, the Company shall promptly cause a certificate or certificates evidencing such vested Shares, (together with the stock powers relating to the Shares) to be released and delivered to Executive or Executive's legal representatives, beneficiaries or heirs.

     (e) Prior to issuance of the Shares, the Company shall have caused such issuance to be registered under the Securities Act of 1933, as amended.

     6. Distributions and Adjustments

     (a) If all or any portion of the Shares vest in Executive subsequent to any change in the number or character of the shares of Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend or otherwise), Executive shall then receive upon such vesting the number and type of securities or other consideration which Partaicipant would have received if the Shares had vested prior to the event changing the number or character of outstanding shares of Common Stock.

     (b) Any additional shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares. Any cash dividends payable with respect to the Shares shall be distributed to Executive at the same time cash dividends are distributed to shareholders of the Company generally.

     (c) Any additional shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 5(c) hereof.

     7. Taxes

     (a) The issuance of the Shares to Executive pursuant to this Agreement involves complex and substantial tax considerations, including, without limitation, consideration of the advisability of Executive making an election under Section 83(b) of the Internal Revenue Code. The Executive is urged to consult his own tax advisor with respect to the transactions described in this Agreement. The Company makes no warranties or representations whatsoever to the Executive regarding the tax consequences of the grant to the Executive of the Shares or this Agreement. Executive acknowledges that the making of any Section 83(b) election shall be his personal responsibility.

     (b) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes, which are the sole and absolute responsibility of Executive, are withheld or collected from Executive.

     (c) Executive may elect to satisfy his federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the order of the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a fair market value based on the last reported sale price of a share of Common Stock on the Nasdaq Stock Market (or if the shares no longer trade on the Nasdaq Stock Market, the closing or last reported price on the principal exchange or system on which they trade) (the "Fair Market Value") equal to the amount of such taxes, or (iii) delivering to the Company Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market

Value of such fractional Share. The Participant's election must be made on or before the date that the amount of tax to be withheld is determined. Otherwise, the Company shall be entitled to withhold taxes due in such manner as the Company determines in its discretion.

     8. Miscellaneous

     (a) This Agreement is issued pursuant to the Employment Agreement entered into between the Executive and the Company and is subject to its terms. Executive hereby acknowledges receipt of a copy of the Employment Agreement. The Employment Agreement is also available for inspection during business hours at the principal office of the Company.

     (b) This Agreement shall not confer on Executive any right with respect to continuance of employment by the Company.

     IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed on the day and year first above written.


                                           ENZON, INC.



                                           By:
                                              ------------------------

                                           Its:
                                               -----------------------



                                           ---------------------------
                                           Arthur J. Higgins